SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



          _________________________________________________


                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      May 8, 1998


                  BROAD NATIONAL BANCORPORATION
      (Exact name of registrant as specified in its charter)


     New Jersey               0-16637             22-2395057
(State or other     (Commission File Number)   (I.R.S. Employer
jurisdiction of                              Identification No.)
incorporation)

     905 Broad Street, Newark, New Jersey                07102
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (973) 624-2300


________________________________________________________________
   (Former name, former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

     Broad National Bancorporation (the "Company") issued a press release on May 8, 1998, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference, announcing that on May 8, 1998, the Company's wholly-owned banking subsidiary, Broad National Bank, and Panasia Bank signed an agreement pursuant to which Broad National Bank has agreed to purchase the operations and approximately $4.1 million in deposits at Panasia's branch at 348 Central Avenue, Jersey City, New Jersey.

     The transaction is subject to the satisfaction of certain conditions precedent, including obtaining regulatory approval, and it is anticipated that the transaction would be consummated in the third quarter of 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are filed with this report:

     Exhibit No.      Description

     99         Press Release, issued May 8, 1998.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              BROAD NATIONAL BANCORPORATION


Date: May 18, 1998                 By:   /s/ James Boyle
                                        James Boyle
                                        Treasurer



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                        INDEX TO EXHIBITS


Exhibit No.              Description                        Page

99                  Press Release, issued May 8, 1998         4